                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                           CLEARCOMMERCE CORPORATION

                         COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES that Hewlett-Packard Company (the "Holder") is
                                                       ------
entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to March 1, 2004 (the "Expiration Date"), but not thereafter, to subscribe for and purchase from
      ---------------
ClearCommerce Corporation, a Delaware corporation (the "Company"), 125,000
                                                        -------
shares of the Company's Common Stock (the "Shares").  The per share "Exercise
                                                                     --------
Price" shall be $5.00.
-----

     1.   Exercise of Warrant.
          -------------------

          (a) Unless earlier terminated under Section 8, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date hereof and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the Exercise Price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

          (b) Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

          (c) The Company covenants that all Shares that may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     2.   Net Exercise.
          ------------

          (a) In lieu of exercising this Warrant by payment of cash or check, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

                                Y(A-B)
                          X  =  ------
                                  A

          Where,   X = the number of Shares to be issued to Holder;
                   Y = the number of Shares for which the Warrant is being
                       exercised;
                   A = the fair market value of one Share; and B = the Exercise Price.

          (b) For purposes of this Section 2, the fair market value of a Share is defined as follows:

              (i) if the exercise is in connection with a transaction described in Section 8, then the fair market value shall be the value received pursuant to such transaction as determined in good faith by the board of directors of the Company;

              (ii) (1) if traded on a securities exchange or the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 20-day period ending three (3) days prior to the closing of such transaction; or (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such transaction;

              (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the board of directors of the Company.

     3.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

     4.   Charges, Taxes and Expenses. Issuance of certificates for Shares upon
          ---------------------------
the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

     5.   No Rights as Shareholders.  This Warrant does not entitle the Holder
          -------------------------
to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

     6.   Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by
          -------------------------------------------------
the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     7.   Saturdays, Sundays, Holidays, etc.  If the last or appointed day for
          ----------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a legal holiday.

     8.   Automatic Conversion on Merger, etc.  If the Company merges with or
          ------------------------------------
into any other corporation or entity, effects a reorganization, or sells or conveys all or substantially all of its assets to any other corporation or entity in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving or corporation or entity (or its parent), then, unless previously exercised or the consideration received per common share is less than $10.00 (as adjusted for stock splits, stock dividends, recapitalizing and the like), the Warrant will be deemed to have been converted immediately prior to the effective date of the transaction pursuant to Section 2(a) hereof. The Holder will receive certificates representing the Shares due to the Holder as a result of any such deemed conversion upon surrender of this Warrant at the principal executive office of the Company. Notwithstanding the foregoing, if the fair market value of one Share (as defined in Section 2(b)) is less than the Exercise Price, then the Warrant shall terminate immediately prior to the effective date. If the merger consideration per share is below $10.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like), then the Company represents and warrants that it will take whatever action is necessary to ensure that such successor corporation or entity assumes this warrant and the Holder shall thereafter be entitled to receive upon proper exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, (A) to the extent the consideration received by the Company or its shareholders consists of stock or other securities, the number of shares of stock or other securities of the successor company resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such event if this Warrant had been exercised immediately before such event, and (B) to the extent that the consideration received by the Company or its shareholders in connection with such event consists of cash or property other than securities, the number of shares of common stock (or its equivalent) of the successor company that could be purchased at the fair market value of such securities on the closing date of the event for the total value of the cash and/or property other than securities to which the Holder would have been entitled if this Warrant had been exercised immediately prior to the record date taken in connection with such event, in both cases (A) or (B) subject to further adjustment as provided in Section 9.

     9.   Adjustments.  The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

          (a) Reclassification, etc.  If the Company, at any time while this
              ----------------------
Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number or securities or any other class or classes, this Warrant shall thereafter represent the right to acquired such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

          (b) Split, Subdivision or Combination of Shares.  If the Company at
              -------------------------------------------
any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of combination, in both cases by the ratio which the total number of such securities to be outstanding immediately after such event bears to the total number of such securities outstanding immediately prior to such event.

          (c) Cash Distributions.  No adjustment on account of cash dividends or
              ------------------
interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

          (d) Certificate to Adjustments.  Upon the occurrence of each
              --------------------------
adjustment or readjustment pursuant to this Section 9, the Company at its expenses shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request, at any time, of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

     10.  Market Stand-Off Agreement.  Holder agrees, in connection with the
          --------------------------
Company's initial public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of capital stock of the Company, including, but not limited to, the Shares (other than those included in the registration), without the prior written consent of the underwriters, for one hundred eighty (180) days from the effective date of such registration. Holder further agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenant.

     11.  Miscellaneous.
          -------------

          (a) Issue Date.  The provisions of this Warrant shall be construed and
              ----------
shall be given effect in all respect as if it had been issued and delivered by the Company on the date set forth below.

          (b) Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY
              -------------
THE LAWS OF THE STATE OF CALIFORNIA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

          (c) Restrictions.  By acceptance hereof, the Holder acknowledges that
              ------------
the Shares acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

          (d) Waivers and Amendments. This Warrant and any provisions hereof may
              ----------------------
be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (e) Assignment. This Warrant may be assigned or transferred by the
              ----------
Holder only with the prior written approval of the Company. This Warrant shall be binding upon any successors or assigns of the Company.

          (f) Construction.  The language used in this Warrant will be deemed
              ------------
to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  March 6, 2000.


                                  ClearCommerce Corporation


                                  By: /s/ MICHAEL S. GRAJEDA
                                     -----------------------------------

                                  Its: Chief Financial Officer
                                      ----------------------------------

                              NOTICE OF EXERCISE
                              ------------------

TO: ClearCommerce Corporation
    11500 Metric Boulevard, Suite 300
    Austin, Texas  78758

     1. The undersigned hereby elects to purchase ______________ shares of the _________________ (the "Shares") of ClearCommerce Corporation pursuant to the
                        ------
terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:


                        ------------------------------
                                 (Print Name)
                        Address:
                                ----------------------

                        ------------------------------

     3. The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.


------------------------------   ------------------------------
(Date)                           (Signature)


                                 ------------------------------
                                 (Print Name)

                             NOTICE OF CONVERSION
                             --------------------
TO: ClearCommerce Corporation
    11500 Metric Boulevard, Suite 300
    Austin, Texas  78758

     1. The undersigned hereby elects to convert the attached Warrant into such number of shares of _________________ ClearCommerce Corporation (the "Shares") as is determined pursuant to Section 2 of such Warrant, which
-------
conversion shall be effected pursuant to the terms of the attached Warrant.

     2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:


                        ------------------------------
                                 (Print Name)

                        Address:
                                ----------------------

                        ------------------------------

     3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


------------------------------   ------------------------------
(Date)                           (Signature)


                                 ------------------------------
                                 (Print Name)